Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229103) and Form S-8 (No. 333-223471 and 333-190533) of Medical Properties Trust, Inc. of our report dated February 26, 2020 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

February 26, 2020